UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies: not applicable

2)	Aggregate number of securities to which transaction applies: not applicable

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

not applicable

4)	Proposed maximum aggregate value of transaction: not applicable

5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 13, 2019

To the Stockholders of BioRestorative Therapies, Inc.:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), will be held on November 13, 2019 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 9:30 a.m., local time, for the following purposes:

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

2.
To approve amendments to the Certificate of Incorporation of the Company, and authorize the Board of Directors of the Company to select and file one such amendment, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-100, with the Board of Directors of the Company having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Company’s Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Revenue Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on May 30, 2019.

3.
To authorize the Board of Directors of the Company, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by the Company in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by the Company’s Board of Directors in its discretion).

4.
To authorize the adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any or all of the foregoing proposals.

No other business may be conducted at the meeting except as required by law.

Only stockholders of record at the close of business on October 21, 2019 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement (including the appendix thereto) is available electronically to the Company’s stockholders of record as of the close of business on October 21, 2019 at www.proxyvote.com.
Mark Weinreb
Chief Executive Officer
Melville, New York
October 29, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being mailed and made available to all stockholders of record at the close of business on October 21, 2019 in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held on November 13, 2019 at 9:30 a.m., local time, or any adjournment thereof.  Proxy materials for the Special Meeting of Stockholders will be mailed and made available to stockholders on or about October 29, 2019.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:
(i)	FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.
(ii)
FOR the proposal to approve amendments to our Certificate of Incorporation, and the authorization of our Board of Directors to select and file one such amendment, to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-100, with our Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by our Board of Directors in its discretion (the “Reverse Stock Split Proposal”), which Reverse Stock Split Proposal revises the reverse stock split ratio approved by the Company’s stockholders on May 30, 2019.

(iii)
FOR the proposal to authorize our Board of Directors, in the event the Reverse Stock Split Proposal is approved, in its discretion, to reduce the number of shares of common stock authorized to be issued by us in proportion to the percentage decrease in the number of outstanding shares of common stock resulting from the reverse split (or a lesser decrease in authorized shares of common stock as determined by our Board of Directors in its discretion).

(iv)
FOR the proposal to adjourn the meeting to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the meeting to approve any or all of the foregoing proposals.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”.  Proposals 1, 2 and 3 are each considered a routine matter.  Proposal 4 is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on October 21, 2019 was 28,576,156.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on October 21, 2019, or 9,525,386 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.
Stockholders may expressly abstain from voting on Proposals 1, 2, 3 and 4 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposals 1, 2, 3 and 4.  Since Proposals 1, 2 and 3 require the affirmative approval of a majority of the shares of common stock outstanding and entitled to vote (assuming a quorum is present at the meeting), abstentions, as well as broker non-votes, will have the effect of a negative vote.  Since Proposal 4 requires the affirmative approval of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, fax, email or text without special compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock, as of October 21, 2019, known by us, through transfer agent records, to be held by: (i) each director, (ii) each person listed as a named executive officer in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (iii) each person who beneficially owns more than 5% of the shares of common stock outstanding as of October 21, 2019; and (iv) all of our directors and executive officers as a group.

The information in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable. Percentage ownership is based on 28,576,156 shares of common stock outstanding as of October 21, 2019.

Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percent of Class
Dale Broadrick 3003 Brick Church Pike Nashville, Tennessee	12,859,176	(1)	37.8%
SCG Capital, LLC Steven Geduld 21200 NE 38th Avenue Aventura, Florida	2,916,679	(2)	9.99%
John M. Desmarais 230 Park Avenue New York, New York	2,096,240	(3)	6.9%
Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	1,344,834	(4)	4.5%
A. Jeffrey Radov	565,500	(5)	1.9%
Paul Jude Tonna	492,850	(6)	1.7%
Robert B. Catell	363,732	(7)	1.3%
Francisco Silva	312,392	(8)	1.1%
Charles S. Ryan	309,334	(9)	1.1%
Robert Paccasassi	63,334	(10)	*
Adam Bergstein	2		*
All directors and executive officers as a group (10 persons)	5,992,267	(11)	17.9%
_____________________
*	Less than 1%

(1)	Based upon Schedule 13D filed with the SEC. Includes 5,444,444 shares of common stock issuable upon the exercise of currently exercisable warrants.

(2)
Based upon Schedule 13G filed with the SEC and other information known to us.  Includes 619,828 shares of common stock issuable upon the conversion of a currently convertible note. The shares and convertible note are owned directly by SCG Capital, LLC (“SCG”). Steven Geduld as President of SCG has an indirect beneficial ownership in the securities held by SCG.  SCG has rights, under the convertible promissory note, to own an aggregate number of shares of our common stock which, except for a contractual cap on the amount of outstanding shares of the common stock that SCG may own, could exceed such a cap.  SCG’s ownership cap under the convertible promissory note is 9.99% of the outstanding shares of our common stock.  Therefore, based on 28,576,156 shares of common stock outstanding as of October 21, 2019 (29,195,984 shares of common stock outstanding giving effect to the shares issuable pursuant to the convertible note, subject to the cap), the number of shares of our common stock beneficially owned by SCG as of October 21, 2019 was 2,916,679 shares of common stock.

(3)
Based upon Schedule 13D filed with the SEC and other information known to us. Includes 1,602,842 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days (including warrants for the purchase of 40,000 shares of common stock held by a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of his immediate family).

(4)	Includes 1,227,834 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(5)	Includes 541,000 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(6)	Includes 369,000 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 282,866 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(8)
Includes (i) 12,116 shares of common stock held in an individual retirement account for the benefit of Mr. Silva and (ii) 244,318 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(9)	Includes 266,417 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(10)	Represents shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(11)	Includes 4,991,662 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

PROPOSAL 1: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article FOURTH of our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

Our Board of Directors believes that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs, (iii) in connection with the establishment of reserves with regard to the conversion of indebtedness and (iv) in connection with acquisitions of companies or assets. We have no plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the approval of this proposal by our stockholders except as discussed under Proposal 2:  “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split-Contemplated Public Offering; and - Arena Investors LP”.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional shares of our common stock authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.

Our Certificate of Incorporation currently authorizes the issuance of 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of October 21, 2019, there were 28,576,156 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of October 21, 2019, 12,915,678 shares of common stock were issuable upon the exercise of outstanding options and warrants and 125,087,273 shares of common stock were reserved for issuance in connection with the conversion of outstanding promissory notes (such reserve being substantially in excess of the number of shares of common stock currently issuable upon such conversion).

Although our Board has no current plans to utilize the additional authorized shares of common stock to entrench present management, it may, in the future, be able to use the additional common stock as a defensive tactic against hostile takeover attempts. The authorization of such additional common stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened. There are no provisions in our Certificate of Incorporation or bylaws or other material agreements to which we are a party that would, in our management’s judgment, have a significant anti-takeover effect; however, our Certificate of Incorporation provides for a classified Board of Directors and our bylaws contain certain advance notification requirements for nominations of persons for election to our Board and proposals by stockholders at our annual meeting of stockholders.  In addition, as indicated above, we are authorized to issue up to 20,000,000 shares of preferred stock.  Although our Board has no current plans to utilize the shares of preferred stock to entrench present management, it may, in the future, be able to use the preferred stock as a defensive tactic against hostile takeover attempts.  Further, our Certificate of Incorporation and by-laws contain certain provisions that may delay or prevent takeover attempts.  Such provisions include the requirement that special meetings of our stockholders be called only by our Board of Directors or the Chairman of the Board, stockholders are not permitted to act by written consent unless otherwise approved by our Board of Directors, and supermajority voting requirements to remove members of our Board of Directors, amend our by-laws and amend certain provisions of our Certificate of Incorporation.

The relative rights and limitations of the common stock would remain unchanged under the amendment. Our stockholders do not currently possess, nor upon the approval of the proposed authorized share increase will they acquire, preemptive rights, that would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, our securities. Therefore, the proposed increase in authorized shares of common stock could result in the dilution of the ownership interest of existing stockholders upon future issuances.

Vote Required

The approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

PROPOSAL 2:  AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our Board of Directors has adopted and is recommending that our stockholders approve proposed amendments to our Certificate of Incorporation, and thereby authorize the Board of Directors to select and file one such amendment, to effect a reverse stock split of our outstanding shares of common stock.  Holders of our common stock are being asked to approve the proposal that Article Four of our Certificate of Incorporation be amended to effect a reverse stock split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-100, with the Board of Directors having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio to be determined in the discretion of our Board of Directors.  Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt the amendments to our Certificate of Incorporation and submit the amendments to stockholders for their approval. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement.
By approving this proposal, which revises the reverse split ratio approved by our stockholders on May 30, 2019 of not less than 1-for-2 and not more than 1-for-20, stockholders will (i) approve a series of amendments to our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including two (2) and one hundred (100) would be combined into one share of our common stock and (ii) authorize our Board of Directors to file only one such amendment, as determined by our Board of Directors in the manner described herein, and to abandon each amendment not selected by our Board of Directors.  Our Board of Directors believes that stockholder approval of amendments granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.  The Board of Directors may effect only one reverse stock split as a result of this authorization.  The Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to have our shares of common stock listed on a stock exchange such as The Nasdaq Stock Market;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Reverse Stock Split-Contemplated Public Offering” below);

•	which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.
Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.  The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Special Meeting of Stockholders.
If our Board of Directors determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal.  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

Reasons for the Reverse Stock Split

Our Board of Directors believes that a reverse stock split is desirable for three reasons.  First, the Board of Directors believes that a reverse stock split could improve the marketability and liquidity of our common stock.  Second, the Board of Directors believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market. Third, our Board of Directors believes that a reverse split would assist in facilitating the public offering of our common stock that we are seeking to accomplish.
Marketability
Our Board of Directors believes that the increased market price of our common stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of our stock and could encourage interest and trading in our stock.  Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks (which we believe constitute stocks that trade and/or quote, as applicable, at or below $5.00 per share) as speculative and generally avoid the purchase of such securities.  Our Board of Directors believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise).  Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at less than $5.00 per share.  Stockbrokers are also subject to certain restrictions on their ability to recommend stocks to their retail clients trading at less than $5.00 per share because of what we believe to be a general presumption in the industry that such securities are highly speculative.  In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue.

The reverse stock split is intended, in part, to result in a price level for our common stock that will increase investor interest and possibly eliminate, or at the least reduce, the resistance of brokerage firms. On October 23, 2019, the closing bid price for our common stock, as reported by the OTCQB market, was $0.145 per share.  No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse stock split or, if increased, that such price will be maintained.  In addition, no assurances can be given that the reverse stock split will increase the price of our common stock to a level in excess of the $5.00 threshold discussed above or otherwise to a level that is attractive to brokerage houses and retail and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCQB Market.  Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market.  In connection with the contemplated public offering discussed below under “Contemplated Public Offering”, we have applied to have our common stock listed on The Nasdaq Stock Market.  In order for us to list our common stock on The Nasdaq Stock Market, we must fulfill certain listing requirements. Set forth below are certain minimum quantitative listing requirements that we must meet, together with a comparison of how we currently stand with regard to the requirements.

Category	Nasdaq Requirement	BioRestorative Therapies, Inc.
Stockholders’ equity (deficiency)	$5,000,000 (3)	($8,942,471) (as of June 30, 2019)

Minimum bid price	$4 (4)	$0.145 (as of October 23, 2019)

Unrestricted publicly-held shares (1)	1,000,000	12,852,630 (as of October 21, 2019)

Market value of unrestricted publicly-held shares (1)	$15,000,000 (3)	$1,670,842 (as of October 21, 2019)

Unrestricted round lot stockholders (2)	300	approximately 1,940 (as of October 21, 2019)
_______________

(1)
“Unrestricted publicly-held shares” is defined as total shares outstanding less (a) any shares held by officers, directors and beneficial owners of 10% or more of our outstanding shares and (b) any shares subject to resale restrictions for any reason.

(2)
Unrestricted round lot stockholders are record or beneficial holders of 100 unrestricted publicly-held shares or more.  At least one-half of the minimum number of such round lot holders must each hold unrestricted shares with a minimum value of $2,500.

(3)
Nasdaq’s listing rules provide for an alternative $4,000,000 stockholders’ equity requirement, but that threshold must be met in combination with a requirement that either (a) the market value of our outstanding common stock be at least $50,000,000 (the “Market Value Standard”) or (b) we have net income from continuing operations of $750,000 in the latest fiscal year or two of the last three fiscal years and at least a $5,000,000 market value of publicly held shares.

(4)
Nasdaq’s listing rules provide for an alternative $3 minimum closing price requirement, but that threshold must be met in combination with a requirement that we have (a) average annual revenues of $6,000,000 for three years or (b) net tangible assets of $5,000,000 or (c) net tangible assets of $2,000,000 and a three year operating history (the “Alternative Price Requirements”).  Nasdaq’s listing requirements also provide for an alternative $2 minimum closing price requirement, but that threshold must be met in combination with the Market Value Standard and the Alternative Price Requirements.

The Nasdaq Stock Market also requires that an applicant have at least three market makers and comply with certain corporate governance requirements, including having at least three Audit Committee members (each of whom must be independent), at least two Compensation Committee members (each of whom must be independent) and a Board of Directors with a majority of independent members.  In addition, director nominees must be selected, or recommended to the Board of Directors for selection, either by independent directors constituting a majority of the Board of Directors in a vote in which only independent directors participate or by a Nominating Committee comprised solely of independent directors.  Currently, we satisfy the Audit Committee, Compensation Committee, Nominating Committee and Board of Directors composition and independence requirements.
No assurance can be given that, even if we satisfy the above listing requirements, our application to have our common stock listed on The Nasdaq Stock Market will be approved, or that, if our common stock is listed on The Nasdaq Stock Market, we will be able to satisfy the maintenance requirements for continued listing.

Contemplated Public Offering

We have entered into an engagement letter with a broker/dealer for an underwritten public offering of our shares of common stock.  The engagement letter contemplates the listing of our common stock on The Nasdaq Stock Market and the offering of such gross dollar amount of shares of our common stock that would enable us to satisfy the $5,000,000 stockholders’ equity requirement for a Nasdaq Stock Market listing.  Since a reverse split would help facilitate the possible listing of our common stock on The Nasdaq Stock Market, we believe it would facilitate the contemplated public offering as well as the related transaction with Arena Investors LP described below under “Arena Investors LP”.  No assurances can be given as to the timing of the contemplated public offering or the Arena Investors LP transaction, that either will be consummated upon the terms described above and below or otherwise or that our shares of common stock will be listed on The Nasdaq Stock Market.  The foregoing discussion with regard to the contemplated public offering is not an offer of our securities for sale or the solicitation of an offer to buy our securities nor should it be interpreted that the contemplated public offering will ever occur. Such offer or solicitation may only be made by a prospectus.

Arena Investors LP

On July 26, 2019, we entered into a securities purchase agreement (the “Arena Purchase Agreement”) with Arena Investors LP (“Arena”) pursuant to which Arena has agreed to acquire 5,500,000 shares of our Series A preferred stock, a warrant for the purchase of 6,000,000 shares of our common stock (subject to adjustment for reverse stock splits and the like) (the “Arena Warrant”) and a convertible promissory note from us to Arena in the principal amount of $500,000 (the “Arena Note”), in consideration of the payment by Arena to us of an aggregate of $5,400,000 (the “Arena Financing”).  The closing of the Arena Purchase Agreement is subject to, among other things, the concurrent execution of an underwriting agreement with regard to a public offering of our securities with gross proceeds to us of at least $7,500,000 (the “Public Offering”) and approval by The Nasdaq Stock Market of our pending listing application with respect to our common stock.  The closing of the Arena Purchase Agreement is material to our ability to satisfy the $5,000,000 stockholders’ equity requirement for a Nasdaq Stock Market listing.  Each of we and Arena have the right to terminate the Arena Purchase Agreement in the event it is not closed by October 31, 2019.  We are seeking to obtain from Arena an extension of such outside date.  No assurances can be given in this regard.

Effects of the Reverse Stock Split

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors.  We have registered our common stock as a class under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act.  Our shares of common stock currently trade on the OTCQB market under the symbol “BRTX”. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCQB market. Following the reverse stock split, our common stock will continue to be listed on the OTCQB market under the symbol “BRTX,” although it will be considered a new listing with a new CUSIP number.  See, however, “Stock Exchange Requirements” and “Contemplated Public Offering” above with regard to the pending application to list our common stock on the Nasdaq Stock Market.
Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than with regard to fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately following the reverse stock split.  Moreover, the number of stockholders of record will not be affected by the reverse stock split.  After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions as, and will be identical in all other respects to, our common stock now authorized.
Risks Associated with the Reverse Stock Split
There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:
•	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•
the market price per share will either exceed or remain in excess of the minimum bid price required by The Nasdaq Stock Market, or that we will otherwise meet the requirements of The Nasdaq Stock Market; or

•	the contemplated public offering will be consummated following the reverse stock split.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split (with a ratio determined by our Board of Directors as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse stock split. Notwithstanding approval of the reverse stock split by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split.  If our Board of Directors fails to implement the reverse stock split on or prior to the one year anniversary of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Reduction in Authorized Common Stock

In the event the Reverse Stock Split Proposal is approved, then, subject to stockholder approval of Proposal 3: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, we may reduce the number of authorized shares of common stock, as discussed in Proposal 3.

Potential Anti-Takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. As discussed in Proposal 3: “Amendment to Certificate of Incorporation to Reduce Number of Authorized Shares of Common Stock”, the reverse stock split, if effected, may result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors.  A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.  However, the Board of Directors is not aware of any attempt to take control of our Company and the Board of Directors has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device.

Effective Date
If implemented by our Board of Directors, the reverse stock split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.
Fractional Shares
No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive a whole share of common stock.
Effect on Outstanding Stock Options and Warrants
All outstanding options and warrants to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.
Our 2010 Equity Participation Plan (the “Plan”) is designed primarily to provide stock-based incentives to employees and non-employee directors.  There are currently 20,000,000 shares of common stock authorized to be issued pursuant to the Plan, of which 45,000 shares have been issued and 3,677,454 shares are issuable upon the exercise of outstanding options.  If the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of shares issuable pursuant to the Plan will be proportionately adjusted downward using the reverse stock split ratio selected by our Board of Directors.
Other Effect
If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
Exchange of Stock Certificates
As soon as practicable after the effective date, stockholders will be notified that the reverse stock split has been effected.  Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  Holders of pre-reverse stock split shares (“Old Shares”) may be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares (“New Shares”).  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with any other documentation required by the exchange agent.  Stockholders should not destroy any stock certificate representing Old Shares.

No Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split.
Tax Consequences
The proposed reverse stock split is being presented for approval based upon the expectation that, among other things, no gain or loss will be recognized by the holders of our common stock or by us.
Each stockholder will have a basis in the New Shares equal to the basis of the Old Shares.  For purposes of determining whether gain or loss on a subsequent disposition is long-term or short-term, the holding period of the New Shares will include the period during which the corresponding Old Shares were held, provided such corresponding Old Shares were held as a capital asset on the date of filing of the amendment to our Certificate of Incorporation.
No ruling has been requested from the Internal Revenue Service with respect to the foregoing tax matters.  Stockholders should consult their own tax advisors as to the effect of the reverse stock split under applicable tax laws.
Vote Required

The approval and adoption of the proposal to authorize our Board of Directors to effect a reverse stock split requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR the approval of the proposal to authorize the Board of Directors to effect the reverse stock split, as described above.

PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

In the event the Board, pursuant to stockholder authority, determines to effect a reverse stock split, as discussed in Proposal 2: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split” above, the number of shares of common stock that will be outstanding will be proportionately reduced based on the reverse stock split ratio selected.  The number of shares of common stock that were issued and outstanding as of October 21, 2019 was 28,576,156.  The number of shares of common stock that we are authorized to issue is 150,000,000 (subject to adjustment to 300,000,000 as provided for in Proposal 1: “Amendment to Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock”).

The proposal being submitted to the stockholders provides that, in the event a reverse stock split is effected, our Board will have the discretion to reduce the number of our authorized shares of common stock to a number which results in a ratio of authorized shares of common stock to issued and outstanding shares of common stock that most closely approximates the ratio of our authorized common stock to issued and outstanding common stock immediately prior to the reverse stock split. Accordingly, assuming that our Board determines to implement a 1-for-50 reverse stock split (which, based on the number of issued and outstanding shares of common stock as of October 21, 2019, would reduce the number of issued and outstanding shares to approximately 571,523), our Board would have the authority to reduce our authorized common stock in the same proportion. Assuming the stockholders approve Proposal 1, our Board would have the authority to reduce the number of shares of common stock that we are authorized to issue from 300,000,000 to 6,000,000.  However, our Board will have the sole discretion to determine whether or not to implement such a reduction in authorized shares of common stock in connection with the reverse stock split. Alternatively, our Board will have the sole discretion to implement a reduction in authorized shares of common stock to a lesser degree such that, following the reverse stock split, the ratio of authorized shares of common stock to issued and outstanding shares of common stock would be higher than that in effect prior to the reverse stock split. Therefore, in the event that our Board determines to implement a reverse stock split but not to implement a proportionate reduction in authorized shares of common stock, we would, in effect, have authority to issue a greater number of shares of common stock than prior to the reverse stock split. There are no written or oral plans, arrangements or understandings with respect to the issuance of any such additional shares of common stock except as discussed under Proposal 2: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Reasons for the Reverse Stock Split – Contemplated Public Offering; and – Arena Investors LP”.  Also see Proposal 2: “Amendment to Certificate of Incorporation to Effect a Reverse Stock Split – Potential Anti-Takeover Effects of a Reverse Stock Split”.

Vote Required

The approval of the amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the approval of the proposal to authorize our Board of Directors, in connection with a reverse stock split and in its discretion, to reduce the number of shares of common stock authorized to be issued.

PROPOSAL 4:  ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES
Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt either or both of Proposals 1, 2, and 3.  If this proposal is approved, the meeting could be successively adjourned to any date. In accordance with our bylaws, a vote on adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt either or both of the foregoing proposals may be taken in the absence of a quorum. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if Proposals 1, 2 and 3 are approved at the meeting.  If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required
The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.
Recommendation
The Board of Directors recommends that stockholders vote FOR adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt any or all of Proposals 1, 2 and 3.

Mark Weinreb
Chief Executive Officer
Melville, New York
October 29, 2019

APPENDIX A

FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF BIORESTORATIVE THERAPIES, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is BioRestorative Therapies, Inc.  The date of the filing of its Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was December 22, 2014 under the name “BioRestorative Therapies, Inc.”, with an effective date of January 1, 2015.
2. The Certificate of Incorporation is hereby amended to change the capitalization of the Corporation by:
(i) Deleting the first sentence of Article FOURTH in its entirety and replacing it with the following sentence: “The total number of shares of all classes of stock which the Corporation shall have authority to issue is three hundred twenty million (320,000,000), consisting of three hundred  million (300,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”), and twenty million (20,000,000) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).”
(ii) Adding the following to the end of Article FOURTH:
“Upon the effectiveness of the Certificate of Amendment to the Certificate of Incorporation to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[   ] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the “Reverse Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [*] [(     )]shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, par value $0.001 per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued.  A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a whole share of Common Stock.”
3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this      day of         , 2019.
BioRestorative Therapies, Inc.

By:
Mark Weinreb
Chief Executive Officer

*
By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including [   ] [(            )] and [   ] [(            )]into one (1) share.  The certificate of amendment filed with the Secretary of State of the State of Delaware, if any, will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different reverse stock split ratio.  By approving this amendment, stockholders will also authorize the Board of Directors in its discretion to reduce the number of authorized shares of common stock in connection with the reverse stock split.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive
Melville, New York 11747

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 12, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 12, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposals:

NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000431252_1 R1.0.1.18

SPECIAL MEETING OF STOCKHOLDERS OF
BIORESTORATIVE THERAPIES, INC.
November 13, 2019

Please date, sign and mail
your proxy card in the
envelope provided
as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement (and annexes thereto) are available at www.proxyvote.com .

BIORESTORATIVE THERAPIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on October 21, 2019 at the Special Meeting of Stockholders to be held on November 13, 2019 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON NOVEMBER 12, 2019.

(Continued and to be signed on reverse side)

0000431252_2 R1.0.1.18